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                                  EXHIBIT LIST

(The Exhibits without an asterisk (*) have been filed with previous reports)

2.1 Asset Purchase Agreement dated as of January 4, 1997 between Raytheon Company and Texas Instruments Incorporated, heretfore filed as an exhibit to Former Raytheon's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 1997, is hereby incorporated by reference.

2.2 Agreement and Plan of Merger dated as of January 16, 1997 by and between Raytheon Company and HE Holdings, Inc., filed as an exhibit to Former Raytheon's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 1997, is hereby incorporated by reference.

2.3 Hughes Spin-Off Separation Agreement dated as of December 17, 1997 by and between HE Holdings, Inc. and General Motors Corporation filed as an exhibit to the Company's Registration Statement on Form S-3, File No. 333-44321, is hereby incorporated by reference.

3.1 Raytheon Company Restated Certificate of Incorporation, restated as of February 11, 1998 filed as an exhibit to Raytheon's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.

3.2 Raytheon Company Amended and Restated By-Laws, as amended through January 28, 1998 filed as an exhibit to Raytheon's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.

4.1 Indenture dated as of July 3, 1995 between Raytheon Company and The Bank of New York, Trustee, filed as an exhibit to Former Raytheon's Registration Statement on Form S-3, File No. 33-59241, is hereby incorporated by reference.

4.2 Supplemental Indenture dated as of December 17, 1997 between Raytheon Company and The Bank of New York, Trustee filed as an exhibit to Raytheon's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.

4.3 Rights Agreement dated as of December 15, 1997 between the Company and State Street Bank and Trust Company, as Rights Agent, filed as an exhibit to the Company's Registration Statement on Form 8-A, File No. 1-13699, is hereby incorporated by reference.

10.1 Raytheon Company 1976 Stock Option Plan, as amended, filed as an exhibit to the Company's Registration Statement on Form S-8, File No. 333-45629, is hereby incorporated by reference.

10.2 Raytheon Company 1991 Stock Plan, as amended, filed as an exhibit to the Company's Registration Statement on Form S-8, File No. 333-45629, is hereby incorporated by reference.
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10.3 Raytheon Company 1995 Stock Option Plan, filed as an exhibit to the
     Company's Registration Statement on Form S-8, File No. 333-45629, is hereby incorporated by reference.

10.4 Plan for Granting Stock Options in Substitution for Stock Options Granted by Texas Instruments Incorporated, filed as an exhibit to the Company's Registration Statement on Form S-8, File No. 333-45629, is hereby incorporated by reference.

10.5 Plan for Granting Stock Options in Substitution for Stock Options Granted by Hughes Electronics Corporation, filed as an exhibit to the Company's Registration Statement on Form S-8, File No. 333-45629, is hereby incorporated by reference.

10.6 Raytheon Company 1997 Nonemployee Directors Restricted Stock Plan, filed as an exhibit to the Company's Registration Statement on Form S-8, File No. 333-45629, is hereby incorporated by reference.

10.7 Raytheon Company Deferral Plan for Directors, filed as an exhibit to Former Raytheon's Registration Statement on Form S-8, File No. 333-22969, is hereby incorporated by reference.

10.8 Form of Raytheon Company Change in Control Severance Agreement, filed as an exhibit to Former Raytheon's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, is hereby incorporated by reference. The Company has entered into Change in Control Severance Agreements in the form of Agreement filed as Exhibit 10.8 with each of the following executives:
     Peter R. D'Angelo, Dennis J. Picard, William H. Swanson and Arthur E. Wegner. The agreements are designed to provide the executive with certain severance benefits following a termination, all as more fully described in the form of Agreement. The Company has also entered into Change in Control Severance Agreements in the form of Agreement filed as Exhibit 10.8 with nineteen other executives, but which are immaterial to the Company. The agreements are designed to provide the executive with certain severance benefits following a termination, all as more fully described in the form of Agreement.

10.9 Restricted Unit Award Agreement between the Company and Dennis J. Picard, filed as an exhibit to Former Raytheon's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997, is hereby incorporated by reference.

10.10 Form of HE Holdings, Inc. Executive Change in Control Severance Agreement, filed as an exhibit to the Company's Registration Statement on Form S-4, File No. 333-37223, is incorporated herein by reference. HE Holdings has entered into Executive Change in Control Severance Agreements in the form of Agreement filed as Exhibit 10.10 with each of the following executives:
      John C. Weaver, Barry L. Abrahams, Kenneth C. Dahlberg, Gerald H. Putman, George E. Speake, William C. Bowes, Louise L. Francesconi, Robert L. Horowitz, John T. Kuelbs, Charles A. Leader, David L. McPherson, Charles
      S. Ream, Terry Snyder, Donald R. Infante, Frederick C. McNutt, David P. Molfenter and Jack O. Pearson. Such agreements are designed to provide the executive with certain payments if still employed by the Company at the end of the second and third years after the Spin-Off Merger Effective Time, all as more fully described in the form of Agreement.

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10.11 Form of HE Holdings Executive Retention Agreement, filed as an exhibit to the Company's Registration Statement on Form S-4, File No. 333-37223, is incorporated herein by reference. HE Holdings has entered into Executive Retention Agreements in the form of Agreement filed as Exhibit 10.11 with each of the following executives: John C. Weaver, Barry L. Abrahams, Kenneth C. Dahlberg, Gerald H. Putman, George E. Speake, William C. Bowes, Louise L. Francesconi, Robert L. Horowitz, John T. Kuelbs, Charles A. Leader, David L. McPherson, Charles S. Ream, Terry Snyder, Donald R. Infante, Frederick C. McNutt, David P. Molfenter and Jack O. Pearson. Such agreements are designed to provide the executive with certain payments if still employed by the Company at the end of the second and third years after the Spin-Off Merger Effective Time, all as more fully described in the form of Agreement.

10.12 Form of HE Holdings, Inc. Executive Retention Agreement (filed as an exhibit to the Company's Registration Statement on Form S-4, File No. 333-37223, is incorporated herein by reference. HE Holdings has entered into Executive Retention Agreements in the form of Agreement filed as
      Exhibit 10.12 with 86 other of its executives. The agreements are designed to provide the executive with certain payments if still employed by the Company at the end of the first and second years after the GM Spin-Off Merger Effective Time, all as more fully described in the form of Agreement.

10.13 Agreement dated as of June 15, 1998 between Raytheon Company and Daniel P. Burnham filed as an exhibit to Raytheon's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 is hereby incorporated by reference.

10.14 Consulting Agreement dated September 1, 1998 between Raytheon Company and Warren B. Rudman.*

10.15 Consulting Agreement dated April 1, 1998 between Raytheon Company and John Deutch.*

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10.16 Raytheon Company $4 billion Credit Facility -- Five Year Competitive
      Advance and Revolving Credit Facility, filed as an exhibit to Former Raytheon's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, is hereby incorporated by reference.

10.17 Raytheon Company $3 billion Credit Facility -- 364-day Competitive Advance and Revolving Credit Facility, filed as an exhibit to Former Raytheon's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, is hereby incorporated by reference.

10.18 HE Holdings, Inc. $3 billion Credit Facility -- Five Year Competitive Advance and Revolving Credit Facility, filed as an exhibit to the Company's Registration Statement on Form S-4, File No. 333-37223, is hereby incorporated by reference.

10.19 HE Holdings, Inc. $2 billion Credit Facility -- 364-day Competitive Advance and Revolving Credit Facility, filed as an exhibit to the Company's Registration Statement on Form S-4, File No. 333-37223, is hereby incorporated by reference.

10.20 Termination Replacement and Restatement Agreement dated as of May 1, 1998 among Raytheon Company and the Lenders named therein establishing a new Facility R 364-Day Credit Agreement filed as an exhibit to Raytheon's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 is hereby incorporated by reference.

10.21 Termination Replacement and Restatement Agreement dated as of May 1, 1998 among Raytheon Company and the Lenders named therein establishing a new Facility H 364-Day Credit Agreement filed as an exhibit to Raytheon's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 is hereby incorporated by reference.

10.22 Termination, Replacement and Restatement Agreement dated as of March 18, 1999 among Raytheon Company and the Lenders named therein establishing a new Facility H 364-Day Credit Agreement.*

10.23 Amended and Restated Purchase and Sale Agreement dated as of March 18, 1999 among Raytheon Aircraft Credit Corporation, Raytheon Aircraft Receivables Corporation and the Purchasers named therein.*

10.24 Amended and Restated Guarantee dated as of March 18, 1999, made by Raytheon Company in favor of the Purchasers named therein and Bank of America National Trust and Savings Association, as Managing Facility Agent.*

10.25 Raytheon Savings and Investment Plan, heretofore filed as an exhibit to the Company's S-8 Registration Statement No. 333-56117 on June 5, 1998, as amended and restated effective January 1, 1999, is filed herewith.*

10.26 Raytheon Employee Savings and Investment Plan, heretofore filed as an exhibit to the Company's S-8 Registration Statement No. 333-56117 on
      June 5, 1998, as amended and restated effective January 1, 1999, is filed herewith.*
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13    Raytheon Company 1998 Annual Report to Stockholders (furnished for the information of the Commission and not to be deemed "filed" as part of this Report except to the extent that portions thereof are expressly incorporated herein by reference).*

21    Subsidiaries of Raytheon Company.*

23.1  Consent of Independent Accountants.*

23.2  Report of Independent Accountants.*

24    Powers of Attorney.*

27    Financial Data Schedule.*

99    Amended Financial Data Schedule